Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Channell Commercial Corporation
Temecula, California:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36097 and No. 333-109771) of Channell Commercial Corporation of our report dated March 24, 2008, relating to the consolidated financial statements and schedule of Channell Commercial Corporation as of and for the year ended December 31, 2007, which appears in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
San Diego, California

March 24, 2008